UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2026

Commission File Number 001-39223

SADOT GROUP INC.

(Exact name of small business issuer as specified in its charter)

Nevada	47-2555533
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

295 E. Renfro Street, Suite 300, Burleson, Texas 76028

(Address of principal executive offices)

(832) 604-9568

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SDOT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 31, 2026, Sadot Group Inc. (the “Company”) filed a Notification of Late Filing on Form 12b-25 with the Securities and Exchange Commission (the “SEC”) with respect to its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 10-K”). In that filing, the Company disclosed that it was unable to file the 2025 10-K within the prescribed time period due to the need for additional time to complete the compilation and review of certain disclosures, and that it expected to file the 2025 10-K on or before the fifteenth calendar day following the prescribed due date.

The Company has not filed the 2025 10-K by the original due date of April 15, 2026. The Company is working diligently with its independent registered public accounting firm and internal team to complete the audit and file the 2025 10-K in the near future.

As previously disclosed in the Form 12b-25, the Company’s preliminary, unaudited estimates for the year ended December 31, 2025, indicate revenues of approximately $247 million (compared to $701 million for the year ended December 31, 2024) and an operating loss of approximately $82.0 million (compared to operating income of $6.2 million for the prior year). These declines were attributed primarily to insufficient working capital and delays in collecting significant receivables in the Company’s LATAM division. The Company continues to pursue additional financing and is reviewing strategic alternatives to strengthen its balance sheet and operations. These preliminary figures remain subject to completion of the audit and may change materially.

The Company will continue to provide updates as appropriate regarding the status of the 2025 10-K filing. Investors are cautioned that the information contained in this Current Report on Form 8-K is qualified in its entirety by reference to the Company’s prior SEC filings, including the Form 12b-25 filed on March 31, 2026.

Forward-Looking Statements This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements, including statements regarding the expected timing of the filing of the 2025 10-K, the pursuit of additional financing, and strategic alternatives. These statements involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SADOT GROUP INC.

	By:	/s/ Chagay Ravid
	Name:	Chagay Ravid
	Title:	Chief Executive Officer

Date: April 16, 2026